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                                                                  Exhibit 23.3

Consent of Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement on Form S-8 (CoreStates Employee Stock Ownership and Savings Plan) of CoreStates Financial Corp of the following reports:

Our report dated January 17, 1996, except as to note 2, which is as of February 23, 1996, with respect to the consolidated balance sheets of Meridian Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. The report of KPMG Peat Marwick LLP covering the aforementioned financial statements contains an explanatory paragraph which discusses that Meridian Bancorp, Inc. adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 112, Employers' Accounting for Postemployment Benefits, in 1994, and No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, and No. 109, Accounting for Income Taxes, in 1993.

Our report dated January 16, 1996, except for note 20, which is as of February 23, 1996, with respect to the consolidated balance sheets of United Counties Bancorporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cashflows, for each of the years in the three-year period ended December 31, 1995. The report of KPMG Peat Marwick LLP covering the aforementioned financial statements contains as explanatory paragraph which discusses that United Counties Bancorporation adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994, and No. 109, Accounting for Income Taxes, in 1993.

Our report dated March 16, 1994, except as to the third paragraph of Note 1 and the last paragraph of Note 16 which are as of July 19, 1994, relating to the consolidated statements of operations, changes in shareholders' equity and cash flows of Constellation Bancorp and subsidiaries for the year ended December 31, 1993, which report appears in the 1995 Annual Report on Form 10-K of CoreStates Financial Corp. Our report refers to a restatement of the 1993 financial statements to remove merger-related charges, and to a change in accounting for postretirement benefits other than pensions, income taxes and certain investments in debt and equity securities in 1993.


                                   /s/ KPMG Peat Marwick LLP

November 20, 1996